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                                                                    EXHIBIT 7(C)

[LOGO] Merrill Lynch

Confirmation of OTC Transaction                 Merrill Lynch, Pierce,  Fenner &
                                                              Smith Incorporated
                                             4 World Financial Center, 5th Floor
                                                              New York, NY 10080

Dated : April 3, 2002                                            ML Ref : 281653

To:                               HENRY YUEN ("Counterparty" and "YUEN_HENRY")
                                  P.O. BOX 438
                                  PASADENA CA 91102

CC:                               NICK STONNINGTON

From:                             Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated ("ML" and "MLPFS")
                                  tel: (212) 449-8675
                                  fax: (646) 805-2780


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Dear Sir/Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the above referenced transaction entered into between Counterparty and MLPFS, on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Swap Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions" and together with the Swap Definitions, the "Definitions") in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the Master Agreement (including the Schedule thereto and the Credit Support Annex incorporated therein), dated as of April 3, 2002, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below, and in the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
--------------

Trade Date:                       April 3, 2002

Effective Date:                   April 8, 2002

Termination Date:

Seller:                           Counterparty

Buyer:                            MLPFS

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Shares:                           The common stock of Gemstar-TV Guide
                                  International, Inc. (Security Symbol: GMST).

Number of Shares:

Multiplier:                       One (1).

Floor Price:

Cap Price:

Averaging Dates:

Averaging Date Market
Disruption:                       Modified Postponement

Relevant Price:                   The closing price per Share as at the
                                  Valuation Time on an Averaging Date.

Final  Price:                     The arithmetic mean of the Relevant Prices of
                                  the Shares on each Averaging Date. The Final
                                  Price shall be determined without regard to the price paid to MLPFS if MPLFS delivers
                                  Shares to The News Corporation Limited
                                  ("NEWS") pursuant to Section 4 of the
                                  Stockholders' Agreement dated as of October 4,
                                  1999 by and among NEWS, Liberty Media
                                  Corporation, Henry C. Yuen and Gemstar
                                  International Group Limited (the
                                  "Stockholders' Agreement"), and as further contemplated in the letter agreement, dated as of April 3, 2002, between NEWS, MLPFS and
                                  Henry C. Yuen (the "Letter Agreement").

Settlement Date:                  Three Business Days after the Valuation Date.

Initial Payment Amount:

Initial Payment Date:             April 8, 2002

Dividend Payment Amount:          In the event the issuer of the Underlying
                                  Stock makes a change in cash dividends payable on the Underlying Stock, Counterparty shall notify Calculation Agent of its election either: 1) to adjust the Cap Price in a commercially reasonable manner to reflect the cumulative impact of such change or 2) to pay
                                  MLPFS 3 business days after each applicable dividend payment date a payment in cash equal to the aggregate value of all dividends payable on the Underlying Stock on such dividend payment date.

Settlement Currency:              USD

Exchange:                         Nasdaq

Related Exchange:                 Any exchange(s) on which options contracts
                                  related to the Shares are principally traded.

Business Days:                    New York



Valuation:
---------

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Valuation Time:                   At the close of trading on the Exchange.

Valuation Date:                   The Termination Date

Settlement Terms:                 Settlement of this Transaction shall be either
-----------------                 Cash Settlement or Physical Settlement as
                                  determined by Counterparty in writing to MLPFS no less than ten (10) scheduled Exchange
                                  Business Days prior to the first Averaging
                                  Date, provided that if Counterparty does not elect a settlement method, Physical Settlement shall apply. Counterparty can elect to satisfy its forward obligation by delivering unrestricted Physical Shares subject to no contractual restrictions on transfer other than the requirements of Section 4 of the Shareholders' Agreement and as further contemplated by the Letter Agreement.

Cash Settlement Terms:
---------------------

Cash Settlement:                  If Cash Settlement applies, then on the Cash
                                  Settlement Payment Date, Counterparty will pay to MLPFS the Cash Settlement Amount.

Cash Settlement Amount:           An amount determined by the Calculation Agent
                                  on the Valuation Date based on the following formula:

                                  a) if the Final Price is less than the Floor
                                     Price, an amount equal to:

                                     Number of Shares x Final Price;

                                  b) if the Final Price is less than or equal
                                     to the Cap Price but greater than or equal to the Floor Price, an amount equal to:

                                     Floor Price x Number of Shares;

                                  c) if the Final Price is greater than the
                                     Cap Price, an amount equal to:

                                     [Floor Price + (Final Price - Cap Price)] x
                                     Number of Shares

Cash Settlement
Payment Date:                     Three (3) Currency Business Days after the
                                  Valuation Date.



Physical Settlement Terms:
-------------------------

Physical Settlement:              If Physical Settlement applies, on the
                                  Settlement Date, Counterparty will deliver to MLPFS the Shares (the "Deliverable Shares") in an amount equal to the Number of Shares to be Delivered.

Number of Shares
to be Delivered:                  Shares in an amount determined by the
                                  Calculation Agent on the Valuation Date based on the following formula:

                                  a) if the Final Price is less than the Floor
                                     Price, Shares in an amount equal to:

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                                  Number of Shares;

                                  b) if the Final Price is less than or equal to
                                     the Cap Price but greater than or equal to the Floor Price, Shares in an amount equal to:

                                     Floor Price   x   Number of Shares;
                                     -----------
                                     Final Price

                                  c) if the Final Price is greater than the Cap
                                     Price,  Shares in an amount equal to:

                                     Floor Price + (Final Price - Cap)  x
                                     ---------------------------------
                                     Number of Shares



                                               Final Price

Settlement Date:                  Three (3) Exchange Business Days after the
                                  Valuation Date.

Physical Settlement Fee:          Counterparty will pay to MLPFS a physical
                                  settlement fee on the Settlement Date, the amount of which shall equal any fees, commissions or markdowns that MLPFS would realize if Counterparty were selling the Shares for cash to or through MLPFS, as reasonably determined by MLPFS.

Failure to Deliver:               Inapplicable

Clearance System(s):              The principal domestic clearance system
                                  customarily settling trades on a delivery versus payment basis on the Shares.



Adjustments:
-----------

Method of Adjustment:             In the event of the occurrence of a Potential
                                  Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment
                                  Event has a diluting or concentrative effect on the theoretical value of the Shares and, if so, will (i) make the corresponding adjustment(s), if any, to the Number of Shares, the Floor Price and the Cap Price and, in any case, any other variable relevant to the settlement or payment terms of this transaction as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date(s) of the adjustment(s).



Extraordinary Events:
--------------------

       Consequences of Merger Event:

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                                    (a) Share-for-Share: Alternative Obligation,
                                  provided that the following provision shall be added to the end of Section 9.3(b)(i) and 9.3(d)(i) of the Equity Definitions: including any one or more of the Initial Price, Final Price, Number of Shares, and any other variable relevant to the exercise, settlement or payment terms of each such Transaction. Notwithstanding the above, the Calculation Agent will determine if any such Merger Event adjustment affects the theoretical value of any such Transaction, and if so, may in its reasonable discretion make an adjustment to any one or more of the Initial Price, Final Price, Number of Shares, and any other variable relevant to the exercise, settlement or payment terms of such Transaction to reflect the characteristics (including, without limitation, the volatility, dividend practice and policy and liquidity) of the New Shares. Any adjustment made pursuant to this paragraph will be effective as of the date determined by the Calculation Agent.

                                    (b) Share-for-Other: Cancellation and
                                  Payment on the third Business Day following the Merger Event.

                                    (c) Share-for-Combined: In respect of any
                                  Share-for-Combined Merger Event, Cancellation and Payment shall apply to any Other Consideration, and Alternative Obligation, as modified in paragraph (a) above, shall apply to the New Shares.

       Nationalization or
       Insolvency:                Negotiated Close-out

Calculation Agent:                MLPFS

Non-Reliance:                     Each party represents to the other party that
                                  it is acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction.
                                  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

Governing law:                    The laws of the State of New York (without
                                  reference to choice of law doctrine).

Collateral:

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Independent Amount:               Independent Amount with respect to
                                  Counterparty and this Transaction means a number of Shares equal to the Number of Shares (the "Pledged Shares").

Eligible Collateral:              The Pledged Shares will constitute Eligible
                                  Collateral with respect to this Transaction with a Valuation Percentage of 100%.

Exposure:                         This Transaction will be disregarded for
                                  purposes of determining the Secured Party's
                                  Exposure under the CSA.

Representations of
Counterparty:                     Counterparty represents and warrants
                                  to, and agrees with, MLPFS as follows:

                                  (a) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; (iii) is entering into the Transaction for a bona fide purpose to hedge an existing position; (iv) acknowledges that in return for downside protection against a decline in the market price of the Shares below the Floor Price, Counterparty is foregoing the upside value of an increase in the market price of the Shares above the Cap Price; and (v) in exchange for payment of the purchase price with respect to the Transaction, Counteparty agrees to sell (and physically deliver) the Shares to MLPFS on the Stated Maturity Date, or otherwise settle this Transaction in accordance with the terms hereof.

                                  (b) None of Counterparty or any of its
                                  affiliates is in possession of any material non-public information regarding the Issuer.

                                  (c) Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c) under the Securities Act of 1933, as amended (the "Securities Act").

                                  (d) Counterparty shall comply with the
                                  reporting and other requirements of Section 13 and Section 16 of the Securities Exchange Act of 1934 relating to this Transaction.

                                  (e) Neither the Counterparty nor any person who would be considered to be the same "person" (as such term is used in Rule 144(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"), has sold any Shares (or security entitlements in respect thereof) or hedged (through swaps, options, short sales or otherwise) any long position in the Shares (or security entitlements in respect thereof) during the preceding three
                                  (3) months prior to the Trade Date of this Transaction except as otherwise disclosed to the Buyer. For the purposes of this paragraph and paragraphs (f) and (h), Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares and any other security or instrument that would be subject to aggregation under Rule 144(e) under the Securities Act.

                                  (f) Counterparty covenants that it will send to MLPFS via facsimile a copy of each filing under Section 13 or 16 of the Exchange Act relating to this Transaction concurrently with filing or transmission for filing, as the case may be, of such form to or with the Securities and Exchange Commission (the "SEC").

                                  (g) The Shares are currently eligible for public resale by the Counterparty pursuant to Rule 144 under the Securities Act. The Counterparty acknowledges and agrees that (i) the entering into of the Transaction will

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                                  constitute a sale of Shares for purposes of
                                  Rule 144, (ii) the Counterparty has not taken and will not take any action that would cause such sale to exceed the volume limitation of Rule 144(e), (iii) the Counterparty has not taken and will not take any action that could cause the sale made pursuant to this Confirmation to fail to meet all applicable requirements of Rule 144 and (iv) the Counterparty will transmit a Form 144 for filing with the SEC. The Counterparty covenants that it has provided to MLPFS a copy of each Form 144 concurrently with the filing or transmission for filing of such form to or with the SEC.

                                  (h) Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair Prepaid Forward Seller's ability to perform its obligations hereunder.

                                  (i) Counterparty will immediately notify MLPFS upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

                                  (j) The parties acknowledge and agree that in the event of an Early Termination Date, the amount payable under the Agreement will be a cash amount calculated as described therein and that the deliveries specified with respect to the Transaction will no longer be required. In the event of such an Early Termination Date, the parties acknowledge that if the Counterparty cannot satisfy such cash amount then owing, then MLPFS may foreclose on the Pledged Shares pursuant to the terms of the CSA in full satisfaction of such cash amount then owing.

                                  (k) Counterparty is not as of the Trade Date, and will not as of the Effective Date after giving effect to the transactions contemplated hereby, be insolvent.

                                  (l) The parties hereto intend as follows:

                                        (i) This Transaction to constitute a
                                        "securities contract" as defined in
                                        Section 741(7) of the Bankruptcy Code,
                                        qualifying for the protection under
                                        Section 555 of the Bankruptcy Code.

                                        (ii) A party's right to liquidate the
                                        forward contract as contemplated by the
                                        Transaction and to exercise any other
                                        remedies upon the occurrence of any
                                        Event of Default under the Agreement
                                        with respect to the other party to
                                        constitute a "contractual right" as
                                        defined in the Bankruptcy Code.

                                        (iii) Any cash, securities or other
                                        property provided as performance
                                        assurance, credit, support or collateral with respect to this Transaction to constitute "margin payments" as defined in the Bankruptcy Code.

                                        (iv) All payments for, under or in
                                        connection with this Transaction, all
                                        payments for the Shares and the transfer of such Shares to constitute "settlement payments" as defined in the Bankruptcy Code.

                                        (v) "Bankruptcy Code" means Title 11 of
                                        the United States Bankruptcy Code.

                                        (vi) Upon the execution of this
                                        Confirmation, this Confirmation shall
                                        constitute a Final Agreement" within the meaning of the interpretive letter from the SEC to Goldman, Sachs & Co. dated December 20, 1999 (the "Interpretive Letter").

Representation of MLPFS:                MLPFS hereby represents that it has
                                        conducted its hedging activities in
                                        accordance with the Interpretive Letter, it being understood that MLPFS has introduced into the public market a quantity of securities of the same class equal to the maximum number of Shares deliverable on settlement of this
                                        Transaction in a manner consistent with
                                        the manner-of-sale conditions described
                                        in Rule 144(f) and (g) under the
                                        Securities Act.

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Acknowledgements:                 The parties acknowledge and agree that there
                                  are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation or in the Agreement.

Interpretation:                   For purposes of the Equity Definitions, this
                                  Transaction will be deemed to be a Physically-settled Share Option Transaction if Physical
                                  Settlement applies and a Cash-settled Share
                                  Option Transaction if Cash Settlement applies, in either case with an Exercise Date equal to the Valuation Date.

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         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile transmission to the Attention of: Al
Graceffa (Telecopier No. 646-805-2780).


Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith Incorporated



By: /s/
   -------------------------
Name:
Title:


Confirmed as of the date first above written:

HENRY YUEN



By: /s/ Henry Yuen
   -------------------------
Name:
Title:

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